                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
|X| Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                     EASTBROKERS INTERNATIONAL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
|_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                           EASTBROKERS INTERNATIONAL INCORPORATED

                           Notice of Annual Meeting of Stockholders to be held on November 9, 1999 and Proxy Statement

























                                                        October 4, 1999

                     EASTBROKERS INTERNATIONAL INCORPORATED
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                                                        October 4, 1999

Dear Stockholders:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Eastbrokers International Incorporated. The meeting will be held on Tuesday, November 9, 1999, at 10:00 a.m., at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

         In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark, sign and promptly return the enclosed proxy card to ensure that your shares are represented at the meeting.

         We hope that many of you will be able to attend our annual meeting in person. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be registered for the meeting. We urge you to attend the meeting but if you cannot, you may instead vote by proxy.

         We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                    Sincerely,


                                    Martin A. Sumichrast
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                     EASTBROKERS INTERNATIONAL INCORPORATED
                               6000 FAIRVIEW ROAD
                                   SUITE 1410
                         CHARLOTTE, NORTH CAROLINA 28210

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 9, 1999



         The annual meeting of stockholders of Eastbrokers International Incorporated will be held at 10:00 a.m. on Tuesday, November 9, 1999 at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, for the following purposes:

1.   To elect one (1) director for a term of three years;

2. To approve an amendment to Eastbrokers' 1996 Stock Option Plan to increase the number of shares from 850,000 to 1,200,000;

3. To approve an amendment to Eastbrokers' Certificate of Incorporation to increase the number of authorized shares of common stock, $.05 par value per share, to 25,000,000 and to increase the total number of authorized shares of all classes of capital stock to 35,000,000;

4. To ratify the appointment of Spicer, Jeffries & Co. as Eastbrokers' independent public accountants for fiscal year 2000; and

5.   To transact such other business as may properly come before the meeting.

         To ensure that your shares are represented at the meeting in the event that you do not attend, please mark and sign the enclosed proxy card and return it in the enclosed envelope.

                       By Order of the Board of Directors





                       Kevin D. McNeil
                       Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date:    October 4, 1999

                     EASTBROKERS INTERNATIONAL INCORPORATED


                                 PROXY STATEMENT
                   FOR ANNUAL MEETING OF STOCKHOLDERS FOR 1999

                                TABLE OF CONTENTS



                                                                            PAGE
General Information for Stockholders........................................   1
         Purpose of Proxy...................................................   1
         How to Vote........................................................   1
         Matters to be Submitted to a Vote..................................   1
         Revoking Proxies...................................................   1
         Naming Other Proxies...............................................   1
         Who May Vote.......................................................   1
Item 1.
         Election of Directors..............................................   2
         Nominee for Election for a Three-Year Term Expiring at the
              2002 Annual Meeting...........................................   2
General Information Regarding the Board of Directors........................   2
         Directors Continuing in Office Until the 2001 Annual Meeting.......   2
         Directors Continuing in Office Until the 2000 Annual Meeting.......   3
         Meetings of the Board..............................................   3
         Committees of the Board............................................   3
         Director Compensation..............................................   3
Executive Officer Compensation..............................................   4
Security Ownership of Management and Certain Beneficial Owners..............   7
Section 16(a) Beneficial Ownership Reporting Compliance.....................   9
Certain Relationships and Related Transactions..............................   9
Item 2.
         Approval of Amendment to the 1996 Stock Option Plan to Increase
              the Number of Shares Authorized Under the Plan................  12
Item 3.
         Approval of Amendment to the Certificate of Incorporation to Increase
              the Number of Authorized Shares of Common Stock...............  16
Item 4.
          Ratification of Independent Public Accountants....................  17
Stockholder Proposals for the Annual Meeting of Stockholders for 2000.......  17
Other Information...........................................................  18

GENERAL INFORMATION FOR STOCKHOLDERS

         PURPOSE OF PROXY. This proxy statement and the enclosed proxy card relate to the annual meeting of stockholders of Eastbrokers International Incorporated, a Delaware corporation ("Eastbrokers" and, together with our subsidiaries, "we" or "us"), for 1999. Eastbrokers' Board of Directors is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about October 4, 1999.

         HOW TO VOTE. You may vote on each matter to be submitted to a vote of stockholders at the meeting by marking the appropriate box on the proxy card, signing it and returning it in the enclosed envelope. When the proxy card is properly signed and returned by you, your shares will be voted at the meeting by the proxyholders named on the proxy card in accordance with your directions. If you return the proxy card without marking a box for a specified matter, your shares will be voted on that matter as recommended by Eastbrokers' Board of Directors.

         MATTERS TO BE SUBMITTED TO A VOTE. The only matters known to management to be submitted to a vote of stockholders at the meeting are (1) the election of one (1) director; (2) the approval of an amendment to Eastbrokers' 1996 Stock Option Plan to increase the number of shares from 850,000 to 1,200,000; (3) the approval of an amendment to Eastbrokers' Certificate of Incorporation to increase the number of authorized shares of common stock, $.05 par value, per share ("Common Stock") to 25,000,000 and to the increase the total number of authorized shares of all classes of capital stock to 35,000,000; and (4) the ratification of Spicer, Jeffries & Co. as our independent public accountants for fiscal year 2000. When you sign and return a proxy card, your proxy card gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on any other business that may come before the meeting. Unless you specify otherwise, your shares will be voted on any other business as recommended by Eastbrokers' Board of Directors.

         REVOKING PROXIES. If you sign and return a proxy card, you may revoke it or submit a revised one at any time before the vote to which the proxy card relates. You may also vote by ballot at the meeting. If you vote by ballot, you will thereby cancel any proxy which you previously returned as to any matter on which you vote by ballot.

         NAMING OTHER PROXIES. You may designate as your proxy someone other than those named on the enclosed proxy card by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy card to the person(s) you designated and they must be present and vote at the meeting. Proxy cards on which other proxyholders have been designated should not be mailed or delivered to us.

         WHO MAY VOTE. Stockholders as of the close of business on September 10, 1999 are entitled to notice of and to vote at our annual meeting. Each share of Common Stock of Eastbrokers is entitled to one vote. As of September 10, 1999, 5,206,750 shares of Common Stock were outstanding. Those shares were held by 87 stockholders of record.

ITEM 1. ELECTION OF DIRECTORS

         Eastbrokers' By-Laws provide for not less than one (1) director and not more than nine (9) directors. The Board of Directors has established that the number of directors which constitute the entire Board shall be five (5). Eastbrokers' Certificate of Incorporation, as amended, provides for a staggered Board of Directors, such that members of the Board of Directors are divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. Dr. Lawrence Chimerine has been nominated as a class one director, Mr. Jay R. Schifferli and Dr. Michael Sumichrast have been elected as class two directors to serve until the annual meeting of stockholders to be held during the year 2000. Messrs. Martin A. Sumichrast and Wolfgang Kossner have been elected as class three directors to serve until the annual meeting of stockholders to be held during the year 2001. There are no family relationships among any officers and directors of Eastbrokers, except that Michael Sumichrast, Ph.D. and Martin A. Sumichrast are father and son, respectively. Biographical information, including the age, position held with Eastbrokers, term of office as director, employment during the past five years, and certain other directorships of each nominee and each director not up for election is set forth below.

         NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

         DR. LAWRENCE CHIMERINE, 59, Director of Eastbrokers since February 1999, is a Managing Director and Chief Economist at the Economic Strategy Institute, a position he has held since 1993. Since 1991, he also has served as President of Radnor International Consulting, Inc., an international consulting firm. Dr. Chimerine is also a director of Bank United Corp. and Bank United, Outsource International, Inc. and Sanchez Computer Associates, Inc.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS

         DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

         MARTIN A. SUMICHRAST, 33, Chairman of the Board, Chief Executive Officer and President of Eastbrokers since December 1998, and Vice Chairman of Eastbrokers since March 1997; and a Director of Eastbrokers since its inception in 1993. Mr. Sumichrast is a founder of Eastbrokers and was formerly Secretary and Executive Vice President and Chief Financial Officer. Mr. Sumichrast is also a Director of EBI Securities Corporation and Chairman of Ebonlineinc.com, an affiliate of Eastbrokers. Mr. Sumichrast is also a director of A1 Internet.com Inc.

         WOLFGANG KOSSNER, 30, Vice Chairman of the Board since December 1998 and a Director of Eastbrokers since August 1996. Mr. Kossner was Executive Vice President of Eastbrokers from August 1996 until November 1, 1996. Mr. Kossner is the co-founder of Eastbrokers Beteiligungs AG, a subsidiary acquired by Eastbrokers in 1996. From 1993 through 1995, Mr. Kossner served as the managing director of WMP Bank AG ("WMP"), a subsidiary acquired by Eastbrokers in 1996.

Prior to that, Mr. Kossner was the manager of securities trading at WMP from 1991 to 1993. Mr. Kossner presently serves on the Supervisory Boards of Eastbrokers' subsidiaries in Vienna, Ljubljana and Zagreb. Mr. Kossner is also principal and founder of General Partners Beteiligungs A.G., Eastbrokers' largest stockholder.

         DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

         MICHAEL SUMICHRAST, Ph.D., 78, Director of Eastbrokers since 1993, was Chairman of the Board of Eastbrokers since its inception in 1993 until March 1997. From 1990 to 1994, Dr. Sumichrast served as Chairman of the Board of Sumichrast Publications, Inc., a real estate publication located in Rockville, Maryland. During this time, he also served as an economic adviser and representative of various international American companies. From 1963 to 1990, Dr. Sumichrast was the senior vice president and chief economist of the National Association of Home Builders (NAHB), a home builders' professional association.

         JAY R. SCHIFFERLI, 39, Director of Eastbrokers since January 1999, is a Partner at the law firm of Kelley Drye & Warren LLP, an international law firm with offices in the United States, Europe and Asia. Mr. Schifferli joined Kelley Drye in 1986, and he concentrates his practice in securities and corporate law. Kelley Drye & Warren LLP is counsel to Eastbrokers.

         MEETINGS OF THE BOARD. During the fiscal year ended March 31, 1999, the Board of Directors met 6 times in person or by telephonic conference meeting or by written consent. Each director listed above who was then serving attended all of the meetings of Eastbrokers' Board of Directors and the meetings of the committees of Eastbrokers' Board of Directors of which he was a member.

         COMMITTEES OF THE BOARD. Eastbrokers' Board of Directors has one standing committee. The Audit Committee held one meeting during fiscal 1999. Messrs. Jay R. Schifferli, Michael Sumichrast, Ph.D. and Dr. Lawrence Chimerine are members of the Audit Committee. No member of the committee may be an employee of Eastbrokers.

         The Audit Committee is responsible for: policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of independent auditors, the planning, scope, timing and cost of any audit and any other services the independent auditors may be asked to perform; reviewing with the independent auditors their report on the financial statements following completion of each such audit; policies, procedures and other matters relating to business integrity, ethics, conflicts of interest, antitrust and insider trading; reviewing financial objectives and financial condition; reviewing stock and debt issues and credit facilities; and reviewing dividend and stock repurchase policies, foreign exchange operations, hedging and derivatives operations, and compliance with covenants under debt issues and credit facilities.

         DIRECTOR COMPENSATION. In April 1999, the Board adopted a company policy that eliminated all cash payments for services on the Board and attendance at Board meetings. Instead, each non-officer director of Eastbrokers will be awarded 7,500 shares of restricted stock at the time he or she join the Board and an annual award of 5,000 options pursuant to Eastbrokers' 1996 Stock

Option Plan, as amended. Provisions of the Plan are described under "Executive Officer Compensation - 1996 Stock Option Plan." The restricted stock and options were granted to each of Dr. Chimerine, Dr. Sumichrast and Mr. Schifferli at the time the policy was adopted in April 1999.

         During the fiscal year ended March 31, 1999, no fees were paid to directors. All current directors waived such fees for the fiscal year ended March 31, 1999.

EXECUTIVE OFFICER COMPENSATION

         The following Summary Compensation Table sets forth the compensation for Eastbrokers' named executives for the years ended March 31, 1999, 1998 and 1997. No other executive officer had total annual salary and bonus during any such period equal to or greater than $100,000. Effective December 15, 1998, Peter Schmid resigned as Chairman of the Board, President and Chief Executive Officer of Eastbrokers.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long Term Compensation
                                                                        ----------------------------------------------------------
                                       Annual Compensation                          Awards                      Payouts
                          --------------------------------------------------------------------------------------------------------

           (a)               (b)         (c)        (d)        (e)           (f)             (g)          (h)          (i)
                                                                                         Securities
Name and Principal Position                               Other Annual    Restricted     Underlying      LTIP        All Other
---------------------------  Year      Salary      Bonus  Compensation  Stock Awards($) Options/SARs(#) Payouts    Compensation
                             ----      ------      -----  ------------  --------------- --------------- -------    ------------
Martin A. Sumichrast(1)      1999   $ 175,000    $   --        --            --            75,000         --          --
 Chairman, President         1998   $ 120,000    $ 20,000      --            --                --         --          --
  and Chief Executive        1997   $ 120,000    $ 11,000      --            --                --         --          --
  Officer

Kevin D. McNeil(2)           1999   $ 75,000     $ 25,000      --            --            50,000         --          --
 Chief Financial             1998   $ 57,500     $ 17,250      --            --                --         --          --
 Officer, Executive          1997          --       --         --            --                --         --          --
 Vice President of
 Finance, Treasurer, and
 Secretary

Peter Schmid(3)              1999          --       --         --            --                --         --          --
  Former Chairman,           1998   $ 138,305    $ 30,000      --            --                --         --          --
President                    1997   $ 129,988       --         --            --                --         --          --
  and Chief Executive
  Officer

------------------

(1) Martin A. Sumichrast became Chairman of the Board, President and Chief Executive Officer of Eastbrokers in December 1998, and was Vice Chairman of the Board since March 1997. Prior to that, he was Executive Vice President and Chief Financial Officer.

(2) Kevin D. McNeil became Executive Vice President and Secretary of Eastbrokers in December 1998. He continues to serve as Chief Financial Officer and Treasurer.

(3) Mr. Schmid was the Chairman of the Board and Chief Executive Officer from March 1997 through December 15, 1998 and President of Eastbrokers from August 1996 through December 1998.

     EMPLOYMENT AGREEMENTS

         Effective January 1995, Eastbrokers entered into an employment agreement with Mr. Martin A. Sumichrast. Effective as of December 31, 1998, Mr. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. Eastbrokers also entered into an Employment Agreement, effective as of December 31, 1998 with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 of 1 percent, respectively, of total revenue of Eastbrokers in excess of $6,000,000 per quarter. Mr. Sumichrast and Mr. McNeil have forgiven any bonuses owed to them through the period ending March 31, 1999. As an inducement for entering into each of their respective agreements, Eastbrokers has agreed to sell 200,000 shares and 50,000 shares at $3.50 and $3.00 per share of Common Stock, respectively, to Mr. Martin A. Sumichrast and Mr. McNeil, in exchange for each of Messrs. Sumichrast and McNeil issuing to Eastbrokers a promissory note in the amount of $700,000 and $150,000, respectively. On January 1, 1999, Martin
A. Sumichrast and Kevin D. McNeil purchased 70,000 Placement Agent Common Stock Warrants and 32,583 Placement Agent Common Stock Warrants from Eastbrokers NA, respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of Eastbrokers' Common Stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. The agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to employees and executives of Eastbrokers. The agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities and for benefits in the event of disability.

         Pursuant to the agreements, employment may be terminated by Eastbrokers with cause or by the executive with or without good reason. Termination by Eastbrokers without cause, or by the executive for good reason, would subject Eastbrokers to liability for liquidated damages in an amount equal to the terminated executive's current salary and a pro rata portion of his prior year's bonus for the remaining term of the agreement, payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the agreement to the extent permitted by law. Under the agreements, Eastbrokers is obligated to purchase insurance policies on the lives of Messrs. Martin A. Sumichrast and McNeil. Eastbrokers will pay the premiums on these policies and upon the death of the employee, the Company would receive an amount equal to the premiums it paid under the policy and the remaining proceeds will go to the employee's designated beneficiary. Eastbrokers has a one million dollar key man life insurance policy on Martin A. Sumichrast and a $500,000 key man life insurance policy on Mr. McNeil, in each case with the Company as the beneficiary.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with Eastbrokers. Mr. Kossner receives compensation for his services as a consultant to the Company of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Scholes method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. The agreement may be terminated by Eastbrokers for cause and in the event that Eastbrokers terminates the agreement for any reason other than "for cause," Mr. Kossner shall be entitled to the remaining payments that would have otherwise been payable had his services not been terminated. The agreement also provides for full compensation and reimbursement of expenses in the event of disability.

     OPTION/SAR GRANTS

         There were no grants to any of the named executive officers or Directors of options, stock appreciation rights or similar instruments during the fiscal year ended March 31, 1998. On December 23, 1998, the Board of Directors of Eastbrokers granted stock options to Martin A. Sumichrast, Wolfgang Kossner and Kevin D. McNeil. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of Eastbrokers' Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of Eastbrokers' Common Stock at $4.00 per share.

     OPTION/SAR EXERCISES

         Options for 7,750 shares of Common Stock were exercised during the fiscal year ended March 31, 1998. Options for 10,000 shares of Common Stock were exercised during the fiscal year ending March 31, 1999.

     FISCAL YEAR-END OPTION/SAR VALUES

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                                              OPTION/SAR VALUES



                                                                  Number of Securities      Value of Unexercised
                                                                 Underlying Unexercised         In-The-Money
                              Shares Acquired       Value        Options/SARs at FY-End       Options/SARs at
                              on Exercise (#)     Realized          (#) Exercisable/       FY-End($) Exercisable/
           Name                     (b)              ($)             Unexercisable             Unexercisable
            (a)                                      (c)                  (d)                      (e)
---------------------------- ------------------ -------------- --------------------------- -----------------------

Martin A. Sumichrast                 0                -                 0/75,000                     -
Kevin D. McNeil                      0                -                 0/50,000                     -

         1996 STOCK OPTION PLAN

         At the Annual Meeting held on December 10, 1996, the stockholders approved the 1996 Stock Option Plan (the "Plan") pursuant to which officers, employees, directors and consultants of the Company and its Affiliates are eligible to be granted Awards (as defined in the Plan). The Plan is administered by the Stock Award Committee, or, in the absence of such a committee by the entire Board, which has the plenary authority to grant Awards including Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, and to determine the terms and conditions of the Awards.

         The total number of shares of Common Stock reserved and available for distribution as Awards under the Plan was 400,000. In October 1997, the Plan was initially amended to provide an additional 200,000 shares available for issuance. In 1999, the Plan was amended to provide an additional 250,000 shares for issuance. Currently, the total number of shares of Common Stock available under the Plan is 850,000.

         In the fiscal year ended March 31, 1997, an aggregate of 25,000 shares of Common Stock and options to purchase 35,000 shares were awarded pursuant to the Plan.

         During the fiscal year ended March 31, 1997, an additional 12,000 shares of Common Stock were issued outside of the Plan as compensation for services to the Company. During the fiscal year ended March 31, 1998, an additional 10,000 shares were issued outside of the Plan as compensation for services to the Company.

         During the year ended March 31, 1999, 220,000 options to purchase shares of Common Stock were granted under this plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information about shares of Eastbrokers' Common Stock owned as of September 10, 1999 by (i) each person who is known by Eastbrokers to own beneficially more than five percent of Eastbrokers' Common Stock; (ii) each of Eastbrokers' officers and directors; and (iii) all officers and directors as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of Eastbrokers and have sole voting and investment power with respect to all shares as beneficially owned by them.

                                                                                                 Percentage of
       Name and Address (1)            Position with Eastbrokers           Number of Shares         Shares
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,
                                  Chief Executive Officer and Director             390,000              7.28

  Kevin D. McNeil (3)             Executive Vice President,
                                  Secretary, Treasurer and Chief
                                  Financial Officer                                110,078              2.09

  Wolfgang Kossner (4)            Vice Chairman                                  2,220,420             39.60

  Dr. Lawrence Chimerine (5)      Director                                          12,500               *

  Jay R. Schifferli (5)           Director                                          12,500               *

  Michael Sumichrast, Ph.D. (5)   Director                                          12,500               *


                                                                                                 Percentage of
       Name and Address (1)            Position with Eastbrokers           Number of Shares         Shares
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Cherry Creek Investments,                     -                                  445,000              8.16
  Ltd.(6)

  General Partners AG (7)                       -                                1,987,920             35.46

  Punta Investors LLC (8)                       -                                  930,000             15.29

  All Officers and Directors as
  a Group (6 persons)                                                            2,757,998             47.31

----------------------
*   Less than 1 percent

     (1) Except as otherwise noted, c/o Eastbrokers International Incorporated, 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.
     (2) Includes 240,000 shares owned directly by Martin A. Sumichrast and 150,000 shares issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the Placement Agent Warrants, in this proxy statement.
     (3) Includes 57,583 shares issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the Placement Agent Warrants, in this proxy statement.
     (4) Includes 1,587,920 shares owned indirectly through General Partners Beteiligungs AG, formerly KHS Beteiligungs AG ("GP"), of which Mr. Kossner is a principal stockholder. 200,000 shares were owned by Karntner Landes und Hypothekenbank AG (the "Bank") as nominee for GP. Mr. Kossner may be deemed to have shared voting and investment power with respect to these shares. Also includes 32,500 shares held by the Bank as nominee for Central and Eastern European Fund ("Fund"), of which Mr. Kossner is a director. This inclusion of such Fund shares shall not be construed as an admission that Mr. Kossner is the beneficial owner of such shares. Also includes 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share held by GP. The 400,000 shares issuable upon the exercise of warrants held by GP and 400,000 of the shares of Common Stock owned indirectly through GP are included in this proxy statement.
     (5) Includes 7,500 shares of restricted Common Stock and 5,000 options to acquire shares of Common Stock at $5.00 per share.
     (6) Cherry Creek Investments, Ltd.'s address is c/o EBI Securities Corp., 6300 South Syracuse Way, Suite 645, Englewood, Colorado 80111.
     (7) Includes 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share. Also included in this proxy statement are 400,000 Class C Purchase Warrants and 400,000 shares of Common Stock owned by GP.
     (8) Punta Investors LLC's address is c/o West End Capital LLC, One World Trade Center, Suite 4563, New York, New York 10048. Includes 890,000 shares of Common Stock underlying the 5 percent Convertible Debentures due 2002 (the "5 percent Debentures") (of which only 445,000 are currently issuable upon conversion of the 5 percent Debentures) and 40,000 shares of Common Stock underlying 40,000 Class C Common Stock Purchase Warrants. Under certain circumstances, pursuant to an agreement between Eastbrokers and the holders of the 5 percent Convertible Debentures due 2002, Eastbrokers is required to issue to the holders the additional 445,000 shares of Common Stock underlying the 5 percent Debentures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Easbrokers' directors and officers and holders of more than 10% of the outstanding shares of Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Eastbrokers. Eastbrokers believes that, during fiscal 1999, its directors and officers and holders of more than 10% of the outstanding shares of Common Stock complied with all reporting requirements under Section 16(a), except General Partners Beteiligungs AG which did not file its Form 4s on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with Mr. Randall F. Greene's resignation from the Board of Directors of Eastbrokers, Eastbrokers entered into a six month consulting agreement dated March 27, 1997 pursuant to which Mr. Greene was paid $24,000 and granted options to purchase 7,750 shares of Eastbrokers' Common Stock at $6.50 per share. A related letter agreement was entered into with Mr. Green on March 27, 1997, as amended by a letter dated April 29, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares of Eastbrokers' Common Stock in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997. Also pursuant to this agreement, Eastbrokers agreed to indemnify Mr. Greene against certain liabilities, the parties exchanged mutual releases and Mr. Greene agreed to sell his shares of Eastbrokers' Common Stock to the Company's primary market maker subject to certain conditions.

         Eastbrokers entered into a one year consulting agreement dated March 31, 1997 with Dr. Sumichrast, a Director of Eastbrokers, pursuant to which Dr. Sumichrast was granted 20,000 shares of Eastbrokers' Common Stock to vest ratably over the term of the agreement. Dr. Sumichrast provided services to Eastbrokers during the period April 1, 1997 through September 30, 1997 and received 10,000 shares at an average price of $6.598 per share as compensation for these services.

         In December 1996, Eastbrokers Vienna loaned Dr. Muller-Tyl approximately $72,000 USD. Interest on the outstanding balance of this obligation is computed at 8 percent per annum until paid in full. Dr. Muller-Tyl was the Chief Operating Officer of Eastbrokers until his resignation in January 1998.

         Eastbrokers leases office space from General Partners Immobilenz ("GPI")(formerly Residenz Realbesitz AG ("Residenz")) for its Vienna operations pursuant to a month-to-month lease. Under the terms of the leases, the Company incurred occupancy costs of approximately 1,200,000 Austrian Schillings (approximately $95,000 USD) in the fiscal years ended March 31, 1998 and 1999. The terms of this lease were negotiated such that Eastbrokers is subject to occupancy expenses no greater than the current market rates. GPI is a subsidiary of General Partners, an Austrian holding company and the beneficial owner of 2,187,920 shares of Common Stock. Mr. Kossner, a Director of Eastbrokers and an officer of Eastbrokers from August, 1996 until November, 1996, owns approximately 30 percent of the outstanding shares of General Partners. He is a member of General Partners' Supervisory Board, WMP's Supervisory Board, the Eastbrokers AG Supervisory Board, and is a Director of Eastbrokers.

         At December 31, 1998, Eastbrokers has a receivable related to securities transactions from Mr. Kossner in the amount of 1,132,776 Austrian Schillings (approximately $97,000 USD).

         At December 31, 1998, Eastbrokers has a receivable related to share transactions from Z.E. Beteiligungs AG ("ZE") in the amount of 7,745,600 Austrian Schillings (approximately $661,000 USD). ZE is a subsidiary of General Partners.

         WMP is an Austrian broker-dealer, market maker, and member of the Vienna Stock Exchange. WMP's common stock is publicly traded on the Main Market of the Vienna Stock Exchange. From time to time, WMP will make a market in stock of companies that have a direct relationship to Eastbrokers through its Directors or Shareholders. For the year ended March 31, 1999, Eastbrokers generated profits of approximately $1,190,000 USD related to the trading of shares of these companies.

         In October 1997, WMP sold its interest in WMP Vermogensverwaltungs GmbH ("WMP GmbH"), primarily an inactive subsidiary to COR Industrieberatung GmbH, for 2.5 million Austrian Schillings (approximately $200,000 USD). The sales price approximated the cost basis of WMP GmbH at the date of disposition.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest in Su(beta)warenindustrie Beteiligungs GmbH ("SWIB") to Mr. Schmid for 13 million Austrian Schillings (approximately $1,025,000 USD). Eastbrokers acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this asset. Based on the information available at that time, SWIB's value at the date of disposition was determined by the Board of Directors to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000
USD). The sale of SWIB resulted in a gain of approximately $1.0 million USD.

         As of December 31, 1998, ZE, a 26.27 percent owned subsidiary of General Partners, owned approximately 25 percent of UCP Beteiligungs AG ("UCP AG"), an Austrian holding company. UCP AG, in turn, owns 27.7 percent of a Russian chemical company, UCP AOOT. Shares of UCP AOOT are listed over-the-counter on the Vienna Stock Exchange. WMP is a market maker in the shares of UCP AOOT on the Vienna Stock Exchange.

         Upon acquiring Eastbrokers Beteiligungs AG on August 1, 1996, Eastbrokers assumed a receivable in the amount of 7,387,697 ATS (approximately $704,000 USD, at the then current exchange rates) from Mr. Schmid. As of December 31, 1997, the receivable increased due to cash advances to 8,046,177 ATS (approximately $635,000 USD, at the then current exchange rates). These cash advances included the U.S. Dollar denominated amount that fluctuates based on the foreign currency exchange rate. On May 31, 1998, Mr. Schmid entered into a Non-Negotiable Term Note in the amount of 8,046,177 Austrian Schillings. This Note bears interest at 8 percent per annum and matures May 31, 2000. It was collateralized by 150,000 shares of Eastbrokers' Common Stock. On October 8,

1998, Mr. Schmid repaid 6,748,111 Austrian Schillings of the total amount due. As of March 31, 1999, Mr. Schmid did not owe any remaining balance under these arrangements.

         Periodically, Eastbrokers engages in securities transactions with URBI S.A. ("URBI"), a Spanish investment company. Mr. Kossner was a member of URBI's Supervisory Board from November 1996 through June 1998 and Mr. Schmid was a member until May 1997. All transactions between URBI and Eastbrokers were consummated at the then current market prices. At December 31, 1997, the amount due from URBI was 7,023,576 Austrian Schillings or approximately $555,000, arising exclusively from various securities transactions. Prior to June 30, 1998, URBI had repaid all amounts due with respect to the transactions open at December 31, 1997. As of December 31, 1998, Eastbrokers had a receivable from URBI in the amount of 2,780,030 Austrian Schillings or approximately $236,000 related to transactions occurring subsequent to December 31, 1997. In addition, Eastbrokers entered into a repurchase agreement with URBI in June 1997. This repurchase agreement and the related shares of Vodni Stavby a.s., a Czech construction company, were sold to a non-affiliated Czech Republic company in October 1997.

         During October 1997, WMP entered into a stock loan transaction with VCH in the amount of 4,065,000 Austrian Schillings (approximately $325,000). In August, 1998, VCH repaid Eastbrokers in full for this stock loan transaction. WMP periodically engages in stock loan transactions as a portion of its normal business operations.

         In December 1997, WMP purchased 7,200,000 ATS (approximately $576,000) of 8 percent bonds due April 1, 2000 of ZE. The ZE bonds earn a comparatively higher interest rates (350 basis point above comparable Austrian governmental rates).

         Eastbrokers conducts various business transactions with General Partners throughout the year. As of December 31, 1998, the Company was owed $3,787,339 relating to these transactions.

         As of December 31, 1997, Eastbrokers had a receivable from C.R.F. a.s., a Slovak privatization company, related to a stock sale transaction and consulting fees. The total amount due from these transactions was 7,078,500 Austrian Schillings (approximately $559,000). Mr. Schmid was the Chairman of the Board of C.R.F. a.s. from November 1995 through October 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable in the amount of $300,000 to the Company. This note bears interest at 8 percent per annum and is due September 15, 1999. This note was paid in full, with accrued interest in February 1999.

         On December 23, 1998, the Board of Directors of the Company granted stock options to Martin A. Sumichrast, Wolfgang Kossner and Kevin D. McNeil. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of Eastbrokers' Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of Eastbrokers' Common Stock at $4.00 per share.

         Effective as of December 31, 1998, Mr. Martin A. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. Eastbrokers also entered into an Employment Agreement, effective as of December 31, 1998, with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 of 1 percent, respectively, of total revenue of the Company in excess of $6,000,000 per quarter, respectively. Mr. Sumichrast and Mr. McNeil have forgiven any bonuses owed to them through the period ending March 31, 1999. See "Executive Officer Compensation--Employment Agreements."

         On January 1, 1999, Martin A. Sumichrast and Kevin D. McNeil purchased 70,000 Class C Warrants and 32,583 Class C Warrants from Eastbrokers N.A., respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of the Company's Common Stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. Eastbrokers sold 200,000 shares at $3.50 per share and 50,000 shares at $3.00 per share of Common Stock to Mr. Martin A. Sumichrast and Mr. McNeil, respectively, in exchange for each of Messrs. Sumichrast and McNeil issuing to the Company a promissory note in the amount of $700,000 and $150,000, respectively.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with Eastbrokers. Mr. Kossner will receive compensation for his services as a consultant to Eastbrokers of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Scholes method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. See "Executive Officer Compensation--Consulting Agreements."

         Effective January 1, 1999, Jay R. Schifferli, a Partner at Kelley Drye & Warren LLP, became a director of Eastbrokers. Kelley Drye & Warren LLP received from Eastbrokers legal fees in the amount of $345,311.64 during the fiscal year ended March 31, 1999. As of the date of this proxy statement, Mr. Schifferli has received 7,500 shares of restricted Common Stock and 5,000 options to acquire shares of Common Stock at $5.00 per share as non-employee director compensation.

ITEM 2. APPROVAL OF AMENDMENT TO THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN.

         On December 10, 1996, the 1996 Stock Option Plan was approved by our stockholders. The purpose of the Plan is to advance the interests of Eastbrokers by enabling officers, employees, directors and consultants of Eastbrokers and its Affiliates, as such term is defined by the Plan, to participate in Eastbrokers' future and to enable us to attract and retain such persons by offering them proprietary interests in our Company. The Board of Directors has amended the 1996 Plan, subject to stockholder approval, in order to increase the number of shares of Common Stock authorized for issuance under the Plan by 350,000 shares.

         The number of shares previously authorized for issuance under the Plan was 850,000. As of September 10, 1999, Common Stock and options to acquire 696,152 shares have been awarded under the Plan, of which a total 322,000 shares of Common Stock have been sold or options to acquire shares of Common Stock have fully vested (out of which 17,750 options have been exercised). Accordingly, in order to maximize the incentive effect of enabling officers, employees, directors and consultants of Eastbrokers to participate in the Plan, the Board of Directors has deemed it prudent to increase the shares available for grant under the Plan so as to allow future grants of stock options, stock appreciation rights or restricted stock under the Plan.

         ADMINISTRATION

         The Plan is currently administered by the entire Board of Directors in lieu of a Stock Award Committee; however, pursuant to the Plan, the Board may appoint a Stock Award Committee (the "Committee"), which would be composed of not less than two directors of Eastbrokers all of whom shall be Non-Employee Directors, as that term is defined in the Plan.

         The Committee, or the Board acting in place of the Committee, has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable to supervise the administration of the Plan. However, no amendment to the Plan shall be made without the approval of our stockholders to the extent such approval is required by law or agreement, except that the Eastbrokers Board of Directors shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval. The Committee, or the full Board, acting in place of the Committee, may act only by a majority of its members then in office.

         ELIGIBILITY

         Our officers, employees, directors and consultants and our Affiliates who are responsible for or contribute to the management growth and profitability of management, the business of Eastbrokers and its Affiliates are eligible to be granted Awards under the Plan. We estimate the approximate number of officers and directors, employees and consultants eligible to participate in the Plan to be six (6), two hundred and fifty (250), and five (5), respectively.

         TYPES OF AWARDS

         The Committee has the authority to grant Awards to our officers, employees, directors and consultants or our Affiliates. Awards granted to participants of the Plan include Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, as these terms are defined and regulated under the Plan. The Committee has the authority to grant either Incentive Stock Options or Non-Qualified Stock Options under the Plan; however, the former may be granted only to employees of Eastbrokers and its subsidiaries. The Awards are subject to such terms and conditions as determined by the Committee and which may differ from Award to Award. The prices, expiration dates and other material conditions upon which the Stock Options and Stock Appreciation Rights may be exercised and the consideration received or to be received by us or our Affiliates for the granting or extension of the Awards are to be determined by the Committee.

         NUMBER OF SHARES

         The total number of shares of Stock reserved and available for distribution as Awards under the Plan, as amended by the Board subject to stockholder approval, is 1,200,000 shares of our common stock, subject to the approval of stockholders being requested in this proxy statement. As of September 10, 1999, awards relating to 696,152 shares had been issued under the Plan.

         CHANGE OF CONTROL

         The Plan provides that, subject to such additional conditions and restrictions as the Committee may determine at the time of the grant of an Award, options granted under the Plan shall become immediately exercisable and restrictions on restricted stock granted under the Plan shall lapse in the event of a change of control. Under the Plan, a change of control will occur in the event that a person acquires 20% or more of Eastbrokers' voting securities, our stockholders have approved a merger or sale of assets including the Company, or there occurs a significant change in the composition of the Board of Directors.

     SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 STOCK OPTION PLAN

         This summary of certain federal income tax consequences of the Plan is provided as general information, but does not purport to be a complete and detailed description of all possible tax consequences to the recipient of an Option and Eastbrokers. It describes the federal tax consequences in effect as of the date set forth in the notice. Each holder of an Option is advised to consult his tax advisor because tax consequences may vary depending upon the individual circumstances of the holder.

         INCENTIVE STOCK OPTIONS ("ISO"). ISOs are designed to qualify as incentive stock options under Section 422 of the Internal Revenue code of 1986, as amended (the "Code"). In the case of ISOs, no taxable gain will be realized by a recipient upon grant or exercise of the option, and Eastbrokers will not be entitled to a tax deduction at the time any such option is granted or exercised. However, the excess of the fair market value of any stock received over the option price will constitute an adjustment in computing alternative minimum taxable income at the time of the transfer of stock pursuant to the exercise of the option, or if later, at the earlier of the time that the stock is transferable or is not subject to a substantial risk of forfeiture. Alternative minimum taxable income is the base for calculating an individual taxpayer's liability for the alternative minimum tax, a tax which is payable if it exceeds the amount of the individual's tax liability calculated under the regular method. Additionally, the basis of the stock for alternative minimum tax purposes would be increased by this adjustment.

         If a recipient of an ISO does not dispose of stock acquired by him upon the exercise of the option within one year after the date of transfer of such stock or within two years after the date of grant of such an option, any gain realized by him on a subsequent sale of such stock will be capital gain, which will be long term capital gain if the stock was held for the appropriate holding period (currently more than one year). In determining the amount of taxable gain or loss on a subsequent sale or other disposition of stock obtained by exercise of an ISO, the tax basis of such stock (for regular tax purposes) will be an amount equal to the option price paid therefor.

         On the other hand, if the recipient sells or otherwise disposes of the stock obtained by exercise of an ISO within one year of the date of grant of the option (other than certain permitted dispositions), he will at that time recognize ordinary income to the extent that the fair market value of the stock on the date that the option was exercised or the amount realized on sale or disposition, whichever is less, exceeds the option price. If the amount realized on sale or disposition is greater than the fair market value of the stock on the date the option was exercised, such excess will be treated as capital gain, which will be a long-term capital gain if the stock was held for the appropriate holding period (currently more than one year).

         In general, in any year in which a recipient recognizes ordinary income because of the disposition of his shares within one year from the date of exercise or two years from the date of grant of an ISO, Eastbrokers will receive a corresponding deduction for federal income tax purposes. No deduction will be allowed to Eastbrokers if the stock acquired upon exercise of an ISO is held for more than one year after the date of transfer of such stock and more than two years from the date of grant of the ISO.

         NON-QUALIFIED STOCK OPTIONS ("NON-QUALIFIED OPTIONS"). Non-Qualified Stock Options generally are options to which Section 421 of the Code does not apply, sometime referred to as non-statutory options. The treatment of Non-Qualified Options for federal income tax purposes depends on whether the option has a readily ascertainable fair market value at the time it is granted. If a Non-Qualified Option has a readily ascertainable fair market value at the time of grant, the excess of the fair market value of Non-Qualified Options received by a recipient over the amount, if any, paid for the options must be included in the recipient's gross income at the time the option is granted, or if later, at the earlier of the time that the option is transferable or is not subject to a substantial risk of forfeiture. If an option with a readily ascertainable fair market value is not taxable at the time the option is granted because the option is nontransferable and subject to a substantial risk of forfeiture, the recipient may nevertheless elect to include such amount in gross income in the year of grant of the option. Because the Non-Qualified Options are not actively traded on an established market and because it is likely that the Non-Qualified Options will be nontransferable by the recipient or will not be immediately exercisable, it is not expected that the Non-Qualified Options will have a readily ascertainable fair market value. If a Non-Qualified Option does not have a readily ascertainable fair market value at the time of grant, there is no taxable event at grant; rather, the excess of (i) the value of the stock on the date it is acquired pursuant to exercise of the option over (ii) the exercise price plus the amount, if any, paid for the option must be included in the recipient's gross income at the time of the receipt of the stock pursuant to the exercise of the option, or, if later, at the earlier of the time that the stock is transferable or is not subject to a substantial risk of forfeiture. If stock received pursuant to the exercise of a Non-Qualified Option is not taxable at receipt because the stock is nontransferable and subject to a substantial risk of forfeiture, the recipient may elect to include such amount in gross income in the year the stock is received pursuant to exercise of the option.

         The receipt of taxable income upon exercise of a Non-Qualified Option may be ameliorated if the underlying stock is registered because the recipient may sell a portion of his stock to pay the income tax liability; such is not the case with the receipt of income upon grant of a Non-Qualified Option. The grant or exercise of a Non-Qualified Option will not result in any adjustment for alternative minimum tax purposes. In general, with respect to Non-Qualified Options, a corresponding deduction is allowed to Eastbrokers for the amount and at the time that the recipient recognizes income, and such income is subject to withholding and employment taxes, if applicable.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

TEM 3. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         Stockholders are being asked to consider and approve an increase in the number of authorized shares of our Common Stock..

         Specifically, the Board has approved and recommends that the stockholders adopt an amendment to the First Clause of Article "FOURTH" of our Certificate of Incorporation which increases the number of authorized shares of Common Stock from 10,000,000 to 25,000,000 and increases the total number of shares of all classes of capital stock from 20,000,000 to 35,000,000. The provisions of Article Fourth of our Certificate of Incorporation, as proposed to be amended by this proposal, are set forth in EXHIBIT A.

         As of September 10, 1999, in addition to the 5,206,750 shares of Common Stock issued and outstanding, we have 850,000 shares of Common Stock reserved for issuance under the Company's existing benefit plans, of which options for 696,152 are outstanding. An additional 3,907,914 shares of Common Stock are issuable upon conversion of outstanding convertible notes and debentures and exercise of outstanding warrants. If the proposed amendment to the Plan is adopted by stockholders at the annual meeting, an additional 350,000 shares of Common Stock will be issuable thereunder. Unless the number of shares of authorized capital stock is increased, we will not be able to grant any additional shares of stock under our employee benefit plans, even if the amendment to the Plan is adopted.

         The Board believes that the increased number of authorized shares is desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further shareholder authorization, except as may be required by law or by the rules of the Nasdaq Stock Market. In particular, we believe that we require the ability to issue additional equity incentive awards to our employees and potential employees in order to attract and retain the high caliber of employees we seek. We also believe that having additional shares authorized and available for issuance will allow us to have greater flexibility in considering potential future actions involving the issuance of stock. Currently, however, we have no plans to effect such potential actions. We also believe that authorizing the issue of more shares will not affect materially any substantive rights, powers or privileges of holders of our Common Stock. Other than with respect to the reservation of shares of Common Stock in connection with (1) our current employee benefit plans, (2) the amendment to the Plan, if approved, and (3) the expectation that we will increase the emphasis on stock options in compensating our employees and Directors, we have no other plans or other existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional shares of Common Stock which would be authorized by the amendment to our Certificate of Incorporation.

         We do not view the proposed amendment of our Certificate of Incorporation as part of an "anti-takeover" strategy. The amendment is not being advanced as a result of any known effort by any party to accumulate Common Stock or to obtain control of Eastbrokers.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

ITEM 4.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Spicer, Jeffries & Co. has been recommended by the Audit Committee and selected by Eastbrokers' Board of Directors to audit our books and accounts for fiscal year 2000.

         Representatives of Spicer, Jeffries & Co. are expected to be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders.

         Spicer, Jeffries & Co. has advised us that neither it nor any of its members has any direct financial interest in Eastbrokers as a promoter, underwriter, voting trustee, director, officer or employee.

         We have changed our accountants from Deloitte & Touche LLP to Spicer, Jeffries & Co. This change was reported in our Current Reports on Form 8-K, dated February 22, 1999 and March 9, 1999. The decision to change was approved by our Board of Directors. The report of Deloitte & Touche LLP on our financial statements for the fiscal year ended March 31, 1998, contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. We have had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference thereto in their report on our financial statements.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY SPICER, JEFFRIES & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS FOR 2000

         Proposals which stockholders wish to have considered for inclusion in the proxy statement for the annual meeting of stockholders for 2000 must be received at Eastbrokers' principal executive office, Eastbrokers International

Incorporated, 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210, on or before July 1, 2000.

OTHER INFORMATION

         The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business.

         The nominees receiving a plurality of the votes cast will be elected as directors. In case any nominee should become unavailable for election for any reason not presently known nor contemplated, the persons named on the proxy still have the discretionary authority to vote pursuant to the proxy for a substitute. The affirmative vote of a majority of the outstanding shares of Common Stock at the meeting in person or by proxy is required for amendment to the Plan and ratification of the appointment by auditors.

         Only those votes cast for or against a proposal are used in determining the results of a vote.

         Abstentions and broker nonvotes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum. With respect to the approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as votes against the proposal. Broker nonvotes, on the other hand, are not considered present at the meeting for the particular proposal for which the broker withheld authority to vote.

         In addition to the solicitation of proxies by mail, officers or other employees without extra remuneration may solicit proxies by telephone or personal contact.

         We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of shares of Common Stock and will pay such persons for forwarding such material.

         All costs for the solicitation of proxies by Eastbrokers' Board of Directors, anticipated to be approximately $10,000, will be borne by us.

         A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours during the 10 days prior to the meeting at Eastbrokers' principal executive offices at 6000 Fairview Road, Suite 1410, Charlotte, North Carolina 28210.

                                   EXHIBIT A
                                   ---------


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     EASTBROKERS INTERNATIONAL INCORPORATED


IT IS HEREBY CERTIFIED THAT:

1. The Certificate of Incorporation of Eastbrokers International Incorporated (the "Corporation") is hereby amended by striking out the First Clause of Article "FOURTH" thereof and by substituting in lieu of said Clause the following:

         1) "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty five million (35,000,000) shares, of which twenty five million (25,000,000) shares shall be Common Stock, par value $.05 per share ("Common Stock"), and ten million (10,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"). The Preferred Stock may be issued with full, multiple or fractional voting rights with such designations, qualifications, privileges, limitations, options, conversion rights and other special relative rights that shall be fixed from time to time by resolution of the Board of Directors."

2. That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote thereon at the annual meeting of the stockholders of the Corporation held on November 9, 1999.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Martin A. Sumichrast, its Chairman, President and Chief Executive Officer, and Kevin D. McNeil, its Secretary, this _____ day of November, 1999.


                                           -----------------------------
                                           Martin A. Sumichrast
                                           Chairman, President and
                                           Chief Executive Officer
Attest:



--------------------------
Kevin D. McNeil
Secretary

                     EASTBROKERS INTERNATIONAL INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS
          PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION,
            THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.


The undersigned hereby appoints Martin A. Sumichrast and Kevin D. McNeil as Proxies, with the full power of substitution, and hereby authorizes them to represent and vote, as designed on the reverse hereof, all shares of common stock of Eastbrokers International Incorporated (the "Company") held of record by the undersigned on September 10, 1999, at the Annual Meeting of Stockholders to be held on November 9, 1999, or any adjournment thereof, upon all such matters as may properly come before the Meeting.


|X|  Please mark your votes as in     If you plan to attend the Annual |_|
     this example.                    Meeting, place an X in this box.


1.   ELECTION OF DIRECTORS


FOR the nominee listed below  |_|     WITHHOLD AUTHORITY to be for the |_|
                                      nominee listed below


                Nominee:  Dr. Lawrence Chimerine


     FOR              AGAINST             ABSTAIN
     |_|                |_|                 |_|


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1996 STOCK OPTION PLAN to increase the number of shares authorized under the Plan from 850,000 to 1,200,000.


     FOR              AGAINST             ABSTAIN
     |_|                |_|                 |_|


(THE PROXY CONTINUED AND MUST BE SIGNED ON THE REVERSE SIDE.)

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION to increase the number of authorized shares of Common Stock, $0.05 par value, to 25,000,000 and to increase the total number of authorized shares of all classes of capital stock to 35,000,000.


     FOR              AGAINST             ABSTAIN
     |_|                |_|                 |_|


4. RATIFICATION OF APPOINTMENT OF SPICER, JEFFRIES & CO., to serve as Eastbrokers International Incorporated's independent public accountants for fiscal year ending March 31, 2000.


     FOR              AGAINST             ABSTAIN
     |_|                |_|                 |_|


5. In their discretion upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.



SIGNATURE:________________________________________   DATE:___________________

SIGNATURE:________________________________________   DATE:___________________

                           (SIGNATURE IF HELD JOINTLY)


        NOTE: Please sign exactly as name or names appear on stock certificate as indicated hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.


--------------------------------------------------------------------------------
STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY STATEMENT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------



                                      -2-